Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of January 27, 2023 (the “Effective Date”), is made and entered into by and among Murphy Canyon Acquisition Corp., a Delaware corporation (“Murphy”), Conduit Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”), and Conduit Pharmaceuticals Limited, a Cayman Islands exempted company (the “Company”). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. The Parties entered into that certain Agreement and Plan of Merger on November 8, 2022 (the “Merger Agreement”).

B. Pursuant to Section 9.4 of the Merger Agreement, the Parties may amend the Merger Agreement by an agreement in writing signed by the Parties at any time prior to the Effective Time.

C. The Parties desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows, as of the Effective Date:

1. Amendments to the Merger Agreement.

(a) The definitions of “Exchange Ratio” and “Murphy Common Stock” are amended and restated in their entirety as follows:

“‘Exchange Ratio’ means the quotient of (a) the Merger Consideration, divided by (b) the number of shares of Company Capital Stock, divided by (c) ten dollars ($10).”

“‘Murphy Common Stock’ means, at all times prior to the Effective Time, Murphy Class A Common Stock and Murphy Class B Common Stock, collectively, and at all times as of and from the Effective Time, Murphy’s common stock, par value $0.0001 per share, as set forth in Article IV of the Amended Charter.”

(b) Section 2.5 is amended and restated in its entirety as follows:

“Section 2.5 Directors. Immediately after the Closing, the size and composition of the board of directors of each of the Surviving Corporation and Murphy shall be mutually determined by Murphy and the Company, provided that the board of directors of each of Murphy and the Surviving Corporation shall consist of no more than nine (9) directors, at least a majority of whom shall be independent directors satisfying the independence requirements of the Securities Act and the Nasdaq rules.”

(c) Section 3.1(c) is amended and restated in its entirety as follows:

“(c) Murphy Class A Common Stock and Murphy Class B Common Stock. At the Closing and immediately prior to the Effective Time, in connection with filing the Amended Charter pursuant to Section 2.4(a) hereof, each share of Murphy Class B Common Stock shall automatically convert into and become one validly issued, fully paid and non-assessable share of Murphy Class A Common Stock, and by virtue of the Merger and without any action on the part of Murphy, Merger Sub or the Company, each share of Murphy Class A Common Stock shall automatically convert into and become one validly issued, fully paid and non-assessable share of one class of Murphy common stock, par value $0.001.”

(d) Section 3.2(b) is hereby amended by deleting the reference to “Class A” such that Section 3.2(b) is amended and restated in its entirety as follows:

“(b) No certificates or scrip representing fractional Murphy Common Stock will be issued pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Murphy. If a holder would be entitled to receive a fractional interest in a share of Murphy Common Stock, the amount of shares of Murphy Common Stock will be rounded down to the nearest whole number of the number of shares of Murphy Common Stock to be issued to such holder.”

(e) Section 8.3(e) is hereby amended and restated in its entirety as follows:

“(e) Equity Incentive Plan. Murphy, in consultation with, and based on the recommendations of, a compensation consultant, shall have agreed to a new equity incentive plan for Murphy to be in effect following the Closing Date with customary market terms for comparable public companies and with an initial share reserve of no more than twelve and one-half percent (12.5%) of Murphy’s fully diluted common stock immediately outstanding after Closing.”

(f) Section 7 is hereby amended by inserting the following provision at the end of such section:

“Section 7.16 Murphy shall, within fifteen (15) Business Days after the Closing, use reasonable best efforts to file with the SEC (at its sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of 4,060,250 shares of Murphy Common Stock held by the Sponsor or its designees and 754,000 shares of Murphy Common Stock issuable upon exercise of the Murphy Private Placement Warrants held by the Sponsor or its designees, and Murphy shall use reasonable best efforts to cause such Resale Registration Statement to become effective within 60 Business Days following the Closing. Murphy agrees that it will use its reasonable best efforts to cause such Resale Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) the date on which the Sponsor or its designees cease to hold the Registrable Securities covered by such Resale Registration Statement, or (iii) on the first date on which the Sponsor or its designees can sell all of its Registrable Securities under Rule 144 promulgated under the Securities Act (“Rule 144”) without limitation as to the manner of sale or the amount of such equity interests that may be sold. If the SEC prevents Murphy from including any or all of the Registrable Securities proposed to be registered for resale under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Murphy’s Registrable Securities by the applicable stockholders or otherwise, (i) such Resale Registration Statement shall register for resale such number of Murphy registrable securities which is equal to the maximum number of Murphy registrable securities as is permitted by the SEC and (ii) the number of Murphy registrable securities to be registered for each selling stockholder named in the Resale Registration Statement shall be reduced pro rata among all such selling stockholders. “Registrable Securities” shall include the shares of Murphy Common Stock referenced in the first sentence of this Section 7.16 and any other equity security of the of Murphy issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, but not, for the avoidance of doubt, any other equity security of Murphy owned or acquired by the Sponsor or its designees. For as long as the Sponsor or its designees holds the Registrable Securities, Murphy shall (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as Murphy remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable Subscriber or its designees to resell the Registrable Securities pursuant to the Resale Registration Statement or Rule 144 (when Rule 144 becomes available to the Sponsor or its designees), as applicable.

(g) The Amended Charter attached as Exhibit B to the Merger Agreement is here by amended and restated in its entirety as set forth in Exhibit A to this Amendment. All references to the Amended Charter in the Merger Agreement shall refer to the Amended Charter attached hereto as Exhibit A.

2. No Further Amendments. Except as expressly modified by this Amendment, the Merger Agreement will remain unmodified and in full force and effect.

3. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4. Conflict. To the extent there is a conflict between the terms and provisions of this Amendment and the Merger Agreement, the terms and provisions of this Amendment will govern as to such conflict.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the Effective Date.

MURPHY CANYON ACQUISITION CORP.

/s/ Jack K. Heilbron
By:	Jack K. Heilbron
Title:	CEO

CONDUIT MERGER SUB, INC.

/s/ Jack K. Heilbron
By:	Jack K. Heilbron
Title:	Director

CONDUIT PHARMACEUTICALS LIMITED

/s/ Andrew Regan
By:	Dr. Andrew Regan
Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]